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Pricing Supplement No. 3                             Filing under Rule 424(b)(3)
Dated December 10, 1998                              Registration No. 333-39551
(To Prospectus dated April 22,
1998 as supplemented by the
Prospectus Supplement dated
April 24, 1998)


                      THE WASHINGTON WATER POWER COMPANY
                          Medium-Term Notes, Series C

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Principal amount: $14,000,000                       Redeemable: Yes     No X
                                                                   ---    ---
Original Interest Accrual Date: December 10, 1998   Initial Redemption Date:
Stated Maturity: December 10, 2007                  Initial Redemption Price:
Interest Rate:  5.99%                               Reduction Percentage:
Interest Payment Dates: April 1 and October 1       Redemption Limitation Date:
Regular Record Dates:  March 15 and September 15

                            Redeemable at Holder's Option: Yes     No X
                                                              ---    ---
                               Holder's Option Redemption Date(s):
                               Redemption Price:

                            OID: Yes     No X
                                    ---    ---
                            Total Amount of OID (%):
                            Yield to Maturity (%):
                            Initial Accrual
                               Period OID (%):
                               (Constant - Yield Method)

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Use of Proceeds:       To reduce short-term debt.



Other Provisions:      N/A


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As used herein, "N/A" means "Not Applicable".

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MORGAN STANLEY DEAN WITTER
                            MERRILL LYNCH & CO.
                                                 SALOMON SMITH BARNEY